SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): October 6, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                  000-50413                    87-0217252
           (Commission File Number) (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 6, 2004, Advantage Capital Development Corp issued a press release announcing its intention to issue a property dividend of 501,000 shares of its common stock of Global IT Holdings, Inc. to its shareholders representing one-third of its overall equity position in Global.

Advantage's shareholders will receive approximately fifty shares of registered free trading Global common stock for approximately every thousand shares of Advantage stock, which they own as of the record date. The record date for the stock dividend has been tentatively set as Nov. 15, 2004 by Advantage's board of directors. The payment date for the dividend will be as soon as practical after the SEC declares that Global IT's soon-to-be filed SB-2 Registration Statement is effective. The ex-dividend date will be established by the NASD pursuant to their authority as the over-the-counter market for Advantage's stock.

Global IT represents the Company's first portfolio acquisition and the Cp,[any believes that both the shares distributed to its shareholders, as well as the approximately nine percent of Global IT being retained by Advantage, will represent significant medium- and long-term value for the Company shareholders. Earlier this year, Advantage received fifteen (15%) percent of the common shares of Global IT as part of a $500,000 investment in Global IT in the form of a senior debenture. Advantage will retain both the remaining equity ownership in Global IT as well as the Senior Debenture. Advantage earlier announced its investment strategy to invest in small public companies as well as private companies that can be incubated and later spun off into their own public companies. Advantage shall also invest in an opportunistic fashion in either private or public companies with security and/or clearly defined exit strategies.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

    None

(b) Exhibits

NUMBER   EXHIBIT
------   -------
10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ADVANTAGE CAPITAL
                                            DEVELOPMENT CORP.


                                            By:/s/ Jeff Sternberg
                                               ---------------------------------
                                               Jeff Sternberg, President

October 6, 2004